Exhibit 99.1

ABIOMED ANNOUNCES PRELIMINARY Q3 FY 2016 REVENUE OF $85.8 MILLION, UP 38% OVER PRIOR YEAR

- U.S. Patient Utilization Grew 45%, Year Over Year

SAN FRANCISCO, CA. — January 11, 2016 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported preliminary unaudited third quarter fiscal 2016 revenue of approximately $85.8 million, an increase of 38% compared to revenue of $62.0 million for the same period of fiscal 2015.

•	Preliminary unaudited U.S. revenue from Impella® products grew 45% to approximately $75.0 million from $51.9 million in the prior fiscal year.

•	For the third quarter of fiscal 2016, U.S. patient usage grew 45% in comparison with same period of fiscal 2015.

The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the third quarter of fiscal 2016 on February 4, 2016. Abiomed will also update its fiscal 2016 guidance on the February 4 conference call. The Company’s fiscal year ends on March 31, 2016.

These preliminary results are being provided in advance of the Company’s presentation at the 34th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco. Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed, will present at 7:30 a.m. PT/10:30 a.m. ET on Wednesday, January 13, 2016.

A live webcast of the Company’s presentation at the conference will be available via http://investors.abiomed.com/events.cfm. A replay of the webcast will be available for 90 days after the presentation.

EARNINGS CONFERENCE CALL DETAILS

The Company will release full quarterly results for the third quarter of fiscal 2016 and update the fiscal 2016 guidance via conference call on Thursday, February 4, 2016.

The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Michael Tomsicek, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT February 4, 2016 through 11:59 p.m. EDT on February 6, 2016. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 3101592.

The ABIOMED logo, ABIOMED, Impella CP, Impella RP and Symphony are registered trademarks of Abiomed, Inc. in the U.S.A. and certain foreign countries. Impella 2.5, Impella 5.0, Impella LD, Impella BTR, Impella cVAD, Impella ECP and Recovering hearts. Saving lives. are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including, the Company’s guidance for fiscal 2016 revenue. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, each filed with the Securities and Exchange Commission, as well as other information the Company files with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release and the Company undertakes no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Aimee Genzler

Director, Corporate Communications

978-646-1553

agenzler@abiomed.com